UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

SOY ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-53112	20-4026473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	4172 19th Street SW, Mason City Iowa	50401
	(Address of principal executive offices)	(Zip Code)

(641) 421-7590
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2011 Annual Members’ Meeting

On June 16, 2011, Soy Energy, LLC (“Soy”) held its 2011 annual members’ meeting (“Annual Meeting”) to vote on the election of nine directors.

Proposal One: Election of Directors

ELECTION OF THREE GROUP I DIRECTORS
The votes for three Group I directors serving a term until 2012 are as follows:

	For	Against	Abstain
Daryl Haack	11,423	226	346
Bob Engel	11,401	223	371
Chuck Getting	11,355	241	399

ELECTION OF THREE GROUP II DIRECTORS
The votes for three Group II directors serving a term until 2013 are as follows:

	For	Against	Abstain
Doug Lansink	11,281	275	439
Chuck Sand	11,636	160	199
Ron Wetherell	11,605	169	221

ELECTION OF THREE GROUP III DIRECTORS
The votes for three Group III directors serving a term until 2014 are as follows:

	For	Against	Abstain
Dallas Thompson	11,252	287	456
Dave Langel	11,421	213	361
Darrell Downs	11,366	353	276

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOY ENERGY, LLC

Date: June 17, 2011	/s/ Charles Sand
Charles Sand
President